Exhibit 10.1
RPM INTERNATIONAL INC.
2007 RESTRICTED STOCK PLAN
(As Adopted Effective June 1, 2007)
1. Name and Purpose. The name of this Plan is the RPM International Inc. 2007 Restricted Stock Plan. The Plan is intended to replace the expiring 1997 Restricted Stock Plan in order to continue: (a) to provide competitive incentives that will enable the Company to attract, retain, motivate and reward employees who render services that benefit the Company, Subsidiaries or Allied Enterprises, and (b) to align the interests of such employees with the interests of the Company’s stockholders generally.
2. Eligibility. Individuals who are Employees of the Company, a Subsidiary or an Allied Enterprise may become eligible for Awards under this Plan.
3. Definitions. As used in this Plan, the following terms shall be defined as follows:
      (a) Allied Enterprise. “Allied Enterprise” means a business enterprise, other than the Company or a Subsidiary, in which the Company or a Subsidiary has an equity interest.
      (b) Award. “Award” means any award of Restricted Stock which is granted pursuant to the terms of Section 4.
      (c) Award Agreement. “Award Agreement” has the meaning set forth in Section 4(c).
      (d) Beneficiary. “Beneficiary” means a person or entity designated in writing by a Participant on such forms and in accordance with such terms and conditions as the Committee may prescribe, to whom such Participant’s rights under the Plan shall pass in the event of the death of the Participant. If the person or entity so designated is not living or in existence at the time of the death of the Participant, or if no such person or entity has been so designated, the “Beneficiary” shall mean the person or persons in the first of the following classes in which there are any survivors of the Participant: (i) his or her spouse at the time of death, (ii) his or her issue per stirpes, (iii) his or her parents, and (iv) the executor or administrator of his or her estate.
      (e) Board. “Board” means the Board of Directors of the Company.
      (f) Change in Control. “Change in Control” means the occurrence at any time of any of the following events:
           (i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person or entity, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation, person or entity immediately after such transaction are held in the aggregate by the holders of the Voting Stock immediately prior to such transaction;
           (ii) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person or entity, and less than a majority of the combined voting power of the then-outstanding securities of such corporation, person or entity immediately after such sale or transfer is held in the aggregate by the holders of the Voting Stock immediately prior to such sale or transfer;
           (iii) There is a report filed on Schedule 13D or Schedule TO (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule l3d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 15% or more of the Voting Power;

           (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction;
           (v) If during any period of two consecutive years, individuals, who at the beginning of any such period, constitute members of the Board cease for any reason to constitute at least a majority thereof, unless the nomination for election by the Company’s stockholders of each new member of the Board was approved by a vote of at least two-thirds of the members of the Board then in office who were members of the Board at the beginning of any such period; or
           (vi) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.
Notwithstanding the foregoing provisions of paragraphs (iii) and (iv) of this definition, a “Change in Control” shall not be deemed to have occurred for purposes of this Agreement:

(1) solely because the Company, a Subsidiary, or any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company or any Subsidiary, or any entity holding shares of Voting Stock for or pursuant to the terms of any such plan, either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule TO, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership,

(2) solely because any other person or entity either files or becomes obligated to file a report on Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, but only if both (A) the transaction giving rise to such filing or obligation is approved in advance of consummation thereof by the Board, and (B) at least a majority of the Voting Power immediately after such transaction is held in the aggregate by the holders of Voting Stock immediately prior to such transaction, or

(3) solely because of a change in control of any Subsidiary.
      As used in this definition of “Change in Control” the term:

(A)	“Voting Power” means, at any time, the total votes relating to the then-outstanding securities entitled to vote generally in the election of the Board.

(B)	“Voting Stock” means, at any time, the then-outstanding securities entitled to vote generally in the election of the Board.
      (g) Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and related Treasury Department regulations and pronouncements. References to a particular section of the Code shall include references to any related Treasury Department regulations and pronouncements and to each of their successors.
      (h) Committee. “Committee” means the Compensation Committee of the Board, or the successor of such Committee, which satisfies the requirements of Section 8(a) hereof.
      (i) Company. “Company” means RPM International Inc., a Delaware corporation, and any corporation or entity that is a successor to RPM International Inc. or substantially all of the assets of RPM International Inc., that assumes the obligations of RPM International Inc. under this Plan by operation of law or otherwise.

      (j) Deferred Compensation Plan. “Deferred Compensation Plan” means the RPM International Inc. Deferred Compensation Plan and any related trust, each as amended from time to time, and any similar deferred compensation plan of the Company and any related trust.
      (k) Effective Date. “Effective Date” means the effective date of this Plan, as provided in Section 7.
      (l) Employee. “Employee” means any person who is a common-law employee of the Company, a Subsidiary or an Allied Enterprise on a full-time or part-time basis.
      (m) Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended.
      (n) Fair Market Value. “Fair Market Value” means, as of any given date, with respect to any Awards granted hereunder, (i) the closing sale price of a Share on such date on the principal securities exchange on which the Company’s equity securities are listed or traded, (ii) the fair market value of a Share as determined in accordance with a method prescribed in the Award Agreement, or (iii) the fair market value of a Share as otherwise determined by the Committee in the good faith exercise of its discretion.
      (o) Participant. “Participant” means an Employee who has been granted an Award under this Plan and executed a plan agreement as required under Section 4(c).
      (p) Plan. “Plan” means this RPM International Inc. 2007 Restricted Stock Plan, as amended from time to time.
      (q) Plan Year. “Plan Year” means the period upon which the Plan shall be administered and operated. The “Plan Year” is the Company’s annual accounting period, which is presently the 12-month period ending on May 31. In the event that the Company changes its annual accounting period, the Plan Year shall automatically change and the Committee may make such adjustments to the operation of the Plan as appropriate to reflect any short Plan Years.
      (r) Minimum Withholding Tax Liability. “Minimum Withholding Tax Liability” has the meaning set forth in Section 10(d).
      (s) Restricted Stock. “Restricted Stock” means the Shares awarded under Section 4.
      (i) SEC Rule 16b-3. “SEC Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act and related pronouncements, as such rule or any successor rule may be in effect from time to time.
      (t) Shares. “Shares” means common shares, par value of $0.01, of the Company.
      (u) Subsidiary. “Subsidiary” means a corporation or other form of business association of which shares (or other ownership interests) having more than 50% of the voting power are owned or controlled, directly or indirectly, by the Company, but only during the period any such corporation or business association would be so defined.
      (v) Termination of Employment. “Termination of Employment” means the cessation of a Participant’s service as an Employee for any reason whatsoever, whether voluntary or involuntary, including by reason of retirement, death, or disability.
      (w) Total Disability. “Total Disability” means a determination of disability under any long-term disability plan sponsored by the Company, Subsidiary or Allied Enterprise in which the Participant participates.
4. Awards of Restricted Stock.
      (a) Nature of Award. Restricted Stock Awards consist of Shares which are issued by the Company to a Participant at no cost or at a purchase price determined by the Committee but which are subject to forfeiture and/ or restrictions on their sale or other transfer by the Participant.

      (b) Eligible Employees. Subject to the terms and conditions of the Plan, the Committee may grant Awards of Restricted Stock to Employees at any time and from time to time, in such amounts and with such terms and conditions as the Committee shall determine. No member of the Board, unless he or she is also an Employee, shall be eligible to receive Awards of Restricted Stock under the Plan.
      (c) Award Agreements. Awards are contingent on the Employee’s execution of an agreement in the form prescribed by the Committee and attached as Exhibit A (the “Award Agreement”). All Award Agreements shall incorporate the Plan by reference. The Committee may condition an Award upon an Employee’s execution and delivery of one or more stock powers in blank to the Company. Execution of an Award Agreement by the Employee shall constitute the Employee’s agreement to and acceptance of the terms and conditions of the Award as set forth in such Award Agreement and of the terms and conditions of the Plan applicable to such Award. Award Agreements may differ from time to time and from Employee to Employee. Upon the execution of an Award Agreement, the Employee shall become a Participant in the Plan.
      (d) Terms and Conditions of Restricted Stock Awards. Awards of Restricted Stock are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each Participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:
           (i) Purchase Price. The Committee shall determine the price, if any, at which Restricted Stock is to be awarded to a Participant, which may vary from time to time and from Participant to Participant and which may be below the Fair Market Value of such Restricted Stock at the date of grant, including, without limitation, a price of zero.
           (ii) Restrictions. Restricted Stock awarded under this Plan will be subject to such terms, conditions and restrictions as the Committee may determine, which may include, without limitation, the following:

(1) Transfer Restrictions: a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Stock, and the terms upon which such prohibition shall lapse.

(2) Vesting Restrictions: a requirement that the Participant earn a vested right to the Shares, and the terms upon which the Participant shall earn such vested right.

(3) Forfeiture Restrictions: a requirement that the Participant will forfeit the Restricted Stock upon the occurrence of a stated event (e.g., Termination of Employment prior to vesting, Termination of Employment for cause, employment of the Participant by a competitor of the Company, or other forfeiture provisions).

(4) Legal Restrictions: restrictions arising under applicable laws, including the Securities Act of 1933, the rules and regulations of The New York Stock Exchange, state laws including “blue sky” laws, and restrictions as may be required to avoid the application of Section 409A of the Code thereto or to avoid adverse tax consequences under the Code or other taxing statutes and rules.
The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse.
           (iii) Forfeiture of Shares. A Participant who fails to satisfy the terms, conditions or restrictions relating to the Restricted Stock prior to the lapse, satisfaction or waiver of such restrictions and conditions, as set forth in the Award Agreement, shall forfeit the Shares and transfer them back to the Company in exchange for a refund of any consideration paid by the Participant or of such other amount as may be specifically set forth in the Award Agreement.

           (iv) Implied Provisions. Except as otherwise provided in the Award Agreement, Restricted Stock Awards shall be subject to the following terms and conditions:

(1)	Vesting and Forfeiture. Restricted Stock Awards shall become nonforfeitable upon the earliest of the following to occur while the Participant remains an Employee:

(A)	the later of the attainment of age 55 or the fifth anniversary of the May 31 immediately preceding the date on which the Restricted Stock Award was granted,

(B)	Termination of Employment under terms constituting a retirement on or after the attainment of age 65,

(C)	a Change in Control,

(D)	termination of the Plan,

(E)	Termination of Employment on account of death, or

(F)	Termination of Employment on account of Total Disability.

A Participant’s Restricted Stock Awards shall be forfeited and returned to the Company in the event the Participant incurs a Termination of Employment prior to the date the Restricted Stock becomes vested and nonforfeitable under the preceding provisions.

(2)	Free of Restrictions and Transferable. Restricted Stock Awards shall become free of restrictions upon the earliest of the following to occur:

(A)	the later of Termination of Employment or the date the Restricted Stock becomes nonforfeitable,

(B)	a Change in Control prior to Termination of Employment,

(C)	termination of the Plan,

(D)	Termination of Employment on account of death, or

(E)	Termination of Employment on account of Total Disability.
           (v) Voting and Dividends. Except as otherwise provided in the Award Agreement, during any period in which Restricted Stock is subject to the terms, conditions or restrictions, the Participant holding such Restricted Stock shall have all the rights of a stockholder with respect to such Shares, including, without limitation, the right to vote such Shares and the right to receive any dividends paid with respect to such Shares. Any such dividend payment shall be made at the same time as the dividends are paid to holders of unrestricted Shares, and any right to receive such dividends shall cease and be forfeited at such time, if any, as the Restricted Stock to which the dividends relate is forfeited hereunder.
           (vi) Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the date of grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83(b) of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.
           (vii) Section 409A of the Code. The Restricted Stock Awards under this Plan, and all rights related thereto (including dividend rights) are intended to meet the requirements for exclusion from coverage under Section 409A of the Code dealing with nonqualified deferred compensation (including without limitation the exemptions thereunder for short-term deferrals and restricted property) and all Restricted Stock Awards will be construed and administered accordingly. Notwithstanding anything contained in this Plan or any Restricted Stock Awards to the contrary, after the adoption of final regulations under Code Section 409A, this Plan and any Restricted Stock Award may be unilaterally amended by the Company as it may determine, prospectively or retroactively, to better secure exemption of Restricted Stock Awards and rights related thereto from (or, if exemption is not reasonably available, to better comply with) the requirements of Code Section 409A (with, to the extent required by Section 12, the consent of the holder of any Restricted Stock Award, which consent shall not be unreasonably withheld).
5. Shares Available under the Plan.
      (a) Maximum Number of Shares. The maximum aggregate number of Shares reserved for grant or settlement of Awards under the Plan shall be 1,000,000 Shares, subject to adjustment as provided in Section 5(c).
      (b) Source of Shares. Shares which may be issued pursuant to Awards made under the Plan may be authorized but unissued Shares, or Shares held in the treasury, whether acquired by the Company specifically for use under this Plan or otherwise.
      (c) Adjustment Provisions.
           (i) Corporate Change. In the event of any merger, reorganization, consolidation, recapitalization, or similar transaction, or in the event of a stock dividend, stock split, or distribution to stockholders (other than normal cash dividends) or other change in corporate structure affecting the Shares, an equitable substitution or proportionate adjustment shall be made in (1) the aggregate maximum number of Shares reserved for issuance under the Plan, and (2) the kind, number and purchase price of Shares subject to outstanding Awards granted under the Plan, in each case, as may be determined by the Committee, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Committee, in its sole discretion. In connection with any event described in this paragraph, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards and payment in cash or other property therefor.
           (ii) Awards Terminated or Not Exercised. If any outstanding Award, or portion thereof, expires, or is terminated, cancelled or forfeited, the Shares that would otherwise be issuable with respect to the unexercised portion of such expired, terminated, cancelled or forfeited Award shall be available for subsequent Awards under this Plan.
6. Change in Control. Except as otherwise provided in the Award Agreement, immediately upon the occurrence of a Change in Control all Restricted Share Awards automatically become fully vested and free of restrictions. The Committee has the sole authority to determine whether a Change in Control has occurred. If the Committee shall determine that a Change in Control has occurred, it shall cause a certificate or certificates representing all Shares owned by the Participants which shall have become vested and free of restrictions to be delivered to the Participants in accordance with Section 9 as soon as practicable after the Change in Control.
7. Effective Date of Plan. The Plan shall become effective on June 1, 2007, subject to approval by the stockholders of the Company.
8. Administration of the Plan
      (a) Administration. Unless otherwise specified by the Board, the Plan shall be administered by the Compensation Committee of the Board. No person shall be appointed to or shall serve as a member of such Committee unless he or she is an “independent director” as defined in applicable rules or listing standards of the New York Stock Exchange and a “non-employee director” as defined in SEC Rule 16b-3. Unless the Board determines otherwise, such Committee shall also be comprised solely of “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code and Treasury Regulation Section 1.162-27(e)(3) or a successor thereto.
      (b) Duties and Rights of Committee. The Committee may establish such rules, not inconsistent with the provisions of the Plan, as it may deem necessary for the proper administration of the Plan, and may amend or revoke any rule so established. The Committee shall, subject to the provisions of the Plan, have sole and exclusive power and discretion to interpret, administer, implement and construe the Plan and full authority to make all determinations and decisions thereunder including, without limitation, the authority and discretion to: (i) determine the persons who are eligible to receive Awards under the Plan, (ii) determine when Awards shall be granted, (iii) determine the number of Shares to be made subject to each Award, (iv) determine the terms and conditions of each Award, (v) make any adjustments pursuant to Section 5(c), (vi) designate one or more persons or agents to carry out any or all of its administrative duties hereunder including, but not limited to, appointment of a designated representative (provided that none of the duties required to be performed by the Committee under SEC Rule 16b-3 may be delegated to any other person or agent), (vii) prescribe any legends to be affixed to certificates representing Shares granted or issued under the Plan, and (viii) correct any defect, supply any omission and reconcile any inconsistency in or between the Plan, an Award Agreement and any related documents. The Company shall furnish the Committee with such clerical and other assistance as is necessary for the performance of the Committee’s duties under this Plan. The Committee’s interpretation of the Plan, any Award Agreement, and any related documents, its administration of the Plan, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, subsidiaries, and all Participants, and upon their respective Beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.
      (c) Limitation of Liability. Members of the Board, members of the Committee, and Company employees who are their designees acting under this Plan, shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties hereunder.
9. Delivery of Certificates.
      (a) Timing of Delivery. The Company is not required to issue or deliver any certificates for Shares issuable with respect to Awards under this Plan prior to the fulfillment of all of the following conditions, to the extent applicable:
           (i) payment in full for the Shares and for any minimum tax withholding;
           (ii) completion of any registration or other qualification of such Shares under any federal or state laws or under the rulings or regulations of the Securities and Exchange Commission or any other regulating body which the Committee in its discretion deems necessary or advisable;
           (iii) admission of such Shares to listing on The New York Stock Exchange or any stock exchange on which the Shares are listed;
           (iv) obtaining of any approval or other clearance from any Federal or state governmental agency which the Committee in its discretion determines to be necessary or advisable;
           (v) the Committee is fully satisfied that the issuance and delivery of Shares under this Plan is in compliance with applicable federal, state or local law, rule, regulation or ordinance or any rule or regulation of any other regulating body, for which the Committee may seek approval of counsel for the Company; and
           (vi) the person acquiring the Shares gives the Company any assurances the Committee may deem necessary or desirable to assure compliance with all applicable legal requirements.
      (b) Applicable Restrictions on Shares. Shares issued with respect to Awards may be subject to such stock transfer orders and other restrictions as the Committee may determine necessary or advisable under any applicable federal or state securities law, or the requirements of the New York Stock Exchange, or any other applicable Federal or state law, and shall bear any restrictive legends the Committee may deem appropriate.
      (c) Book Entry. In lieu of the issuance of stock certificates evidencing Shares, the Company may use a “book entry” system in which a computerized or manual entry is made in the records of the Company to evidence the issuance of such Shares. Such Company records shall, absent manifest error, be binding on all parties.
10. Satisfaction of Minimum Withholding Tax Liabilities.
      (a) In General. The Committee shall cause the Company to withhold the minimum amount of taxes which it determines it is required by law or required by the terms of this Plan to withhold in connection with any recognition of income incident to this Plan. The Participant or other person in recognition of such income shall provide the Committee with such stock powers and additional information or documentation as may be necessary for the Committee to discharge its obligations under this Section.
      (b) Withholding from Share Distributions. In the event of a taxable event occurring with regard to Shares on or after the date that the Shares become nonforfeitable, the Committee shall cause the Company to sell the fewest number of such Shares for the proceeds of such sale to equal (or exceed by not more than that actual sale price of a single Share) the Participant’s or other person’s Minimum Withholding Tax Liability resulting from such recognition of income. The Committee shall withhold the proceeds of such sale for purposes of satisfying such tax liability. If a distribution or other event does not result in any withholding tax liability as a result of the Participant’s election to be taxed at an earlier date or for any other reason, the Company shall not be required to sell any Shares.
      (c) Delivery of Stock Certificates. Subject to the provisions of Section 9, as promptly as practicable following the sale of a portion of the Participant’s Shares in accordance with Section 10(b), the Committee shall cause stock certificates for all Shares which have been held in escrow or by the Company to be issued to the Participant, with any legend making reference to the various restrictions imposed hereunder removed.
      (d) Delivery of Withholding Proceeds. The Committee shall cause the Company to deliver withholding proceeds to the Internal Revenue Service and/or other taxing authority in satisfaction of a Participant’s or other recipient’s tax liability arising from a recognition of income incident to this Plan.
      (e) Minimum Withholding Tax Liability. A person’s “Minimum Withholding Tax Liability” is the product of: (i) the aggregate minimum applicable federal and applicable state and local income withholding tax rates on the date of a recognition of income incident to the Plan; and (ii) the Fair Market Value of the Shares recognized as income to the Participant or other person determined as of the date of recognition of income, or other taxable amount under applicable statutes.
11. General Provisions.
      (a) Relationship to Deferred Compensation Plan. This Plan does not provide deferred compensation, and as such does not provide for any deferral of income incident to a Restricted Stock Award. However, to the extent the Committee determines it to be consistent with Section 409A of the Code, and to the extent permitted under the Award Agreement, a Participant shall have the right, if any, as may be provided under the Deferred Compensation Plan to defer the recognition of income incident to a Restricted Stock Award. Any such election shall be made in accordance with the terms of the Deferred Compensation Plan (including provisions regarding the time and form of such deferral election) and such procedures as may be established thereunder.
      (b) Non-Transferability of Awards. No Award shall be transferable by a Participant other than by will, by the laws of descent and distribution, to the Deferred Compensation Plan consistent with

Section 11(a), or to a Beneficiary in accordance with the Plan’s terms. Notwithstanding any provision of the Plan to the contrary, the Committee may permit a Participant to transfer any Award during the Participant’s lifetime to such other persons and such entities and on such terms and subject to such conditions as the Committee may provide in the relevant Award Agreement.
      (c) No Right to Continued Employment. Nothing in this Plan or any Award Agreement shall confer upon any person any right to continue in the employment of the Company, a Subsidiary or an Allied Enterprise, or affect the right of the Company, a Subsidiary or any Allied Enterprise to terminate the employment of any person at any time with or without cause.
      (d) Limitation on Rights Relating to Shares Subject to Awards. No person (individually or as a member of a group) and no Beneficiary or other person claiming under or through him or her, shall have any right, title or interest in or to any Shares other than such Shares as have been issued to him or her. The Committee may provide for the transfer of Shares to a trust (which may but need not be a grantor trust), escrow arrangement or other legal entity for the purpose of satisfying the Company’s obligations under this Plan. Except as may otherwise be required by applicable law, such shares shall be considered authorized and issued shares with full dividend and voting rights.
      (e) Compliance with Foreign Laws Governing Stock Incentives. If the laws of a foreign country in which the Company, a Subsidiary or any Allied Enterprise has Employees prescribe certain requirements for stock incentives to qualify for advantageous tax treatment under the laws of that country, the Board may restate this Plan for the purpose of qualifying the restated plan and Awards granted thereunder under such laws or otherwise administer this Plan in compliance with such laws; provided, however, that: (i) the terms and conditions of an Award granted under such restated plan may not be more favorable to the recipient than would be permitted if such Award had been granted under the Plan as herein set forth, (ii) all Shares allocated to or utilized for the purposes of such restated plan shall be subject to the limitations of Section 5, and (iii) the provisions of the restated plan cannot increase the Board’s discretion to amend or terminate such restated plan beyond that provided under this Plan.
      (f) No Effect on Other Plans. Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to Employees. A Participant may be granted an Award whether or not he is eligible to receive similar or dissimilar incentive compensation under any other plan, practice or arrangement.
      (g) Acceptance of Plan Terms and Plan Administration. By accepting benefits under the Plan, each Participant, Beneficiary or other person claiming under or through him or her, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, its agents and employees, and the Board and the Committee.
      (h) Governing Law; Waiver of Jury Trial. The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Delaware, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced, shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place, the residence of any party to such action and any place where the action may be brought. An Employee’s acceptance of any Award shall constitute his irrevocable and unconditional waiver of the right to a jury trial in any action or proceeding concerning the Award, the Plan or any rights or obligations of the Participant, the Company or any other party under or with respect to the Award or the Plan.

      (i) SEC Rule 16b-3 Compliance. This Plan is intended to comply with all applicable conditions of SEC Rule 16b-3. All transactions involving any Participant subject to Section 16(a) of the Exchange Act shall be subject to the conditions set forth in SEC Rule 16b-3, regardless of whether such conditions are expressly set forth in this Plan. Any provision of this Plan that is contrary to SEC Rule 16b-3 does not apply to such Participants.
      (j) Successors. All obligations of the Company with respect to Awards granted under this Plan are binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.
      (k) Severability. In the event any provision of this Plan, or the application thereof to any person or circumstances, is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.
      (l) Gender and Number. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.
12. Amendment and Termination. Subject to applicable stockholder approval requirements, the Plan may be amended by the Board at any time and in any respect. Unless stockholder approval is obtained, no amendment shall increase the aggregate number of shares which may be issued under the Plan. The Plan may also be terminated for any reason and at any time by the Board. Subject to applicable stockholder approval requirements, no amendment or termination of this Plan shall materially and adversely affect any Award granted prior to the date of such amendment or termination without the written consent of the holder of such Award.